EXHIBIT   5.1
                               J. GARRY McALLISTER
                           1487 E. Thistle Downs Drive
                                Sandy, Utah 84092
                                 (801) 572-6610
                                              FAX: (801) 572-2480

                                January 13, 2000


Board  of  Directors
Air  Packaging  Technologies,  Inc
25620  Rye  Canyon  Road
Valencia,  CA  91355


     RE:  Opinion  of  Counsel

Dear  Sirs:

          We have acted as counsel for Air Packaging Technologies, Inc., a Delaware corporation (the "Company"), and certain of its selling shareholders (the "Shareholders"),in connection with the execution, conversion or proposed conversion and related delivery of Common Stock, by the Company pursuant to certain Debentures. The subject transaction is contained and more fully described in Registration Statement No. 333-90953 on Form S-1. The Company has requested that said Registration become effective as of January 17, 2000 (the "Registration Statement") and such date, or such other date as may be assigned, being referred to as the "effective date" under the Securities Act of 1933, as amended (the "Act").

          In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following:
(a)     Articles  of  Incorporation  of  the  Company,  as  amended  to  date;
(b)     By-laws  of  the  Company,  as  amended  to  date;
(c) Certificates from the Secretary of State of the State of Delaware, dated as of a recent date, stating that the Company is duly incorporated and in good standing in the State of Delaware;
(d) Resolutions of the Board of Directors of the Company authorizing the issuance of the Debentures containing the conversion feature, and various other matters relating to the issuance of the Debentures and the related conversion and sale of the Shares;
   (e)  The  Registration  Statement  and  all  exhibits  thereto;
          In addition to the foregoing, we have also relied as to matters of fact upon the representations made by the Company in discussions with management. Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as we have deemed applicable or relevant to this opinion, it is our opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement;
2. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $0.01, of which 7,966,409 shares were outstanding as of January 4, 2000, after a 10 to 1 reverse split of the outstanding common shares. Proper corporate proceedings have been taken to validly authorize the issuance of the Company's capital stock; all the outstanding shares of such capital stock and that which has been authorized to be issued upon conversion of the Debentures, has been duly and will be validly issued and are fully paid and nonassessable; the shareholders of the Company have no preemptive rights with respect to the Common Stock of the Company;
3. Request has been made to make the Registration Statement effective under the Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Securities and Exchange Commission;
4. The Registration Statement and the Prospectus (except as to the financial statements contained therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act and with the rules and regulations of the Securities and Exchange Commission thereunder;
5. On the basis of information developed and made available to us, the accuracy or completeness of which has not been independently verified by us, we have no reason to believe that the Registration Statement or the Prospectus (except as to the financial statements contained therein, as to which we express no opinion) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.
6. The information required to be set forth in the Registration Statement in answer to Items 9, 10 and 11 (c) (insofar as it relates to us) of Form S-1 is, to the best of our knowledge, accurately and adequately set forth therein in all material respects or no response is required with respect to such items, and, to the best of our knowledge, the description of the Company's stock option plans and agreements and the options granted and which may be granted thereunder set forth in the Prospectus accurately and fairly represents the information required to be shown with respect to said plans, agreements, and options by the Act and the rules and regulations of the Securities and Exchange Commission thereunder;
7. The terms and provisions of the capital stock of the Company conform to the description thereof contained in the Registration Statement and Prospectus, and the statements in the Prospectus in the first paragraph under the caption "Description of Capital Stock of the Company" have been reviewed by us and insofar as such statements constitute a summary of the law or documents referred to therein, are correct in all material respects, and the forms of certificates evidencing the Common Stock comply with applicable law;
8. The descriptions in the Registration Statement and Prospectus of material contracts and other material documents are fair and accurate in all material respects; and we do not know of any franchises, contracts, leases, licenses, documents, statutes or legal proceedings, pending or threatened, which in our opinion are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;
9. The Debenture documents have been duly authorized, executed, and delivered by the Company and constitutes the valid and legally binding obligations of the Company;
10. To the best of our knowledge and belief after due inquiry, there are no holders of Common Stock or other securities of the Company having registration rights with respect to such securities on account of the filing of the Registration Statement who have not effectively waived such rights; and
11. No consent, approval, authorization, or order of any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated by the Debentures, except such as have been obtained under the Act and such as may be required under state or other securities or blue sky laws in connection with the conversion of the Debentures and the subsequent sale of the Common Stock.

     In addition, we have participated in conferences with representatives of the Company at which the contents of the Registration Statement and Prospectus and related matters were discussed. Although we have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus (other than the caption "Description of Capital Stock"), we advise you that on the basis of foregoing, we have no reason to believe that either the Registration Statement or the Prospectus, as of the effective date, contained any untrue statements of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements or other financial data contained in the Registration Statement or Prospectus as to which we are not called upon to and do not express any opinion).

     This letter is furnished to you as Representative of the Issuer, and is solely for the benefit of the the Issuer and its management.

                              Sincerely,

                              /s/

                              J.  Garry  McAllister